As filed with the Securities and Exchange Commission on November 9, 2011

Registration No. 333-173040

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 INVENTTECH INC.
(Exact name of registrant as specified in its charter)

Nevada	7380	46-0525350
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1736 Angel Falls Street Las Vegas, NV, 89142-1230 Tel: 1-209-694-4885
(Address and telephone number of registrant's principal executive offices)

EastBiz.com, Inc. 5348 Vegas Drive Suite 662 Las Vegas Nevada 89108 Tel: 1-888-284-3821
(Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller reporting company ☒
(Do not check if a Smaller reporting company)

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(¹)	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.0001 per share	850,000	$0.05	$42.500	$4.93

(¹)The price of $0.05 is a fixed price, arbitrarily determined by Inventtech Inc., at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(²) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED NOVEMBER 9 , 2011

PROSPECTUS

INVENTTECH INC.
RESALE OF 850,000 SHARES OF COMMON STOCK
Initial Public Offering

The selling shareholders named in this prospectus are offering 850,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.05 per share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.05	None	$0.05
Total	$42,500	None	$42,500

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board.  Although we are in the process of applying for quotation of our common stock on the Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize, and FINRA will not approve the quotation of our common stock on the Over-The-Counter Bulletin Board until the Registration Statement of which this prospectus is a part is declared effective.  If our common stock becomes traded on the Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVENTTECH INC.
Prospectus
______________________________________

850,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE
______________________________________

PROSPECTUS SUMMARY

Inventtech Inc. (“we,” “us,” “Inventtech”, the “Company,” and words of similar meaning) was incorporated in the state of Nevada on April 29, 2010. We are focused on the development and marketing of a web based school peer-to-peer chat software.  Our office is currently located at 1736 Angel Falls Street, Las Vegas, Nevada  89142-1230. Our telephone number is (209) 694-4885. We have secured a domain name www.inventtech.com, which is under construction as of the date of this prospectus, and which contains information we do not desire to be incorporated by reference herein.

We are in the business of developing a web-based peer-to-peer (i.e., person to person) chat software for use by Schools (the “School Chat Software”).  This software is planned to allow students to stay connected to their school friends and teachers in a secure and controlled environment, free from outside influences. The software is planned to allow the students to chat in one or more school chat rooms and share content, such as pictures, videos and music.  The School Chat Software is also planned to act as a database, or yearbook, so that students will be able to access their treasured memories in the future, and we believe will help teachers and students build and maintain relationships over time.

For the school, the web-based software is planned to provide the services described above for the students, while also providing an option for the school to track the students and their activities. This will allow schools to keep tabs on students, and to monitor their experiences.  Teachers will be able to post homework, tutorials, and provide a place where students can get information about events and plans.

Once we set up our website and complete our School Chat Software development, which we hope to complete by the beginning of March 201 2 , schools will be able to utilize our School Chat Software directly from our website. The School Chat Software, which requires students to identify themselves, is planned to offer school tutoring rooms, and database rooms for storing and accessing articles and homework.  We plan to offer schools the use of the School Chat Software at a cost of $69 per month, or a discounted yearly rate of $600 per year, which we anticipate will be the primary source of our revenues, if any, in the future. We estimate that the completion of our website, database program, and School Chat software will cost approximately $12,000.

To date, we have not had any customers or generated any revenues and there can be no assurance that we will ever achieve any profitability or revenues.  We estimate that our current cash balances will be extinguished by December 2011 provided we do not have any unanticipated expenses. We anticipate the need for approximately $80,000 to support our operations over the next twelve months (which includes approximately $12,000 to complete the development of our website and software, approximately $23,000 of costs related with the preparation, filing and related costs of the Registration Statement, of which this Prospectus is a part, approximately $30,000 of expenses which we anticipate incurring in connection with the preparation and filing of our periodic and current reports and various transfer agent fees, and an additional $15,000 of other various administrative fees during the twelve months following the effectiveness of our Registration Statement, as described in greater detail below under “Estimated Expenses for the Next Twelve Months”).  Although there can be no assurance at present, we hope to be in a position to generate revenues by April 201 2 ; however, we will still need to raise additional funding to support our operations and pay the expenses described above (as described in greater detail below under “Liquidity and Capital Resources”).

We are a development stage company that has not generated any revenue to date.  As of September 30 , 2011, we had $ 686 in current assets, $ 1,798 in liabilities and a working capital deficit of $1,112 . Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  Our inability to generate revenues and accumulated deficit since inception raises substantial doubt regarding our ability to continue as a going concern.

A current prospectus must be in effect at the time of the sale of the shares of common stock registered herein. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay any and all other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

Summary of the Offering

Securities Being Offered:
850,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those shares held by our President and Director, Mr. Mohammad Abdel Hadi, and our Treasurer and Director, Ms. Eiman Saleh.

Offering Price, Lack of Market:
The offering price of the common stock is $0.05 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares of our stock.

We are in the process of applying to the Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company. If our common stock becomes traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None.
Securities:
4,850,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President and Director, Mr. Mohamad Abdel Hadi, and our Treasurer and Director, Ms. Eiman Saleh, own an aggregate of 82.5% of the common stock shares of our company and therefore have majority voting control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Need for Additional Financing:
We have not generated any revenues to date and will require additional funding to complete our program and website and conduct our planned marketing activities.  We anticipate the need for approximately $80,000 to support our operations over the next twelve months (which includes approximately $12,000 to complete the development of our website and software, approximately $23,000 of costs related with the preparation, filing and related costs of the Registration Statement, of which this Prospectus is a part, approximately $30,000 of expenses which we anticipate incurring in connection with the preparation and filing of our periodic and current reports and various transfer agent fees, and an additional $15,000 of other various administrative fees during the twelve months following the effectiveness of our Registration Statement, as described in greater detail below under “Estimated Expenses for the Next Twelve Months”).  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to implement our business plan, we will require substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

 Summary of Financial Data

The following summary financial information for the period from April 29, 2010 (inception) through September 30 , 2011 includes balance sheet and statement of operations data derived from our unaudited and audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and are derived from the financial statements and accompanying notes included in this prospectus.

Balance Sheet Information	As of September 30, 2011	As of December 31, 2010

Cash	$686	$25,280
Prepaid expenses	$-	$350
Total Assets	$686	$25,630
Total Liabilities	$1,798	$-
Total Stockholders’ Equity (Deficit)	$(1,112)	$25,630

Statement of Operations Information	For the nine months ended September 30, 2011	For the period April 29, 2010 (inception) through December 31, 2010

Revenue	$-	$-

Total costs and Expenses	$26,742	$17,270

Net Loss	$(26,742)	$(17,270)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Because we have not generated any revenues and incurred losses for the period from April 29, 2010 (inception) through  September 30, 2011, there is an uncertainty about whether we will be able to continue as a going concern and, as a result, a possibility that shareholders may lose some or all of their investment in our company.

The Company has incurred net losses in the amount of $ 44,012 for the period from April 29, 2010 (inception) through September 30 , 2011. As of September 30 , 2011, we had a working capital deficit of $1 ,112 . We anticipate generating losses for a minimum of the next 12 months. These factors raise substantial doubt regarding our ability to continue as a going concern.   We anticipate the need for approximately $80,000 to support our operations over the next twelve months (which includes approximately $12,000 to complete the development of our website and software, approximately $23,000 of costs related with the preparation, filing and related costs of the Registration Statement, of which this Prospectus is a part, approximately $30,000 of expenses which we anticipate incurring in connection with the preparation and filing of our periodic and current reports and various transfer agent fees, and an additional $15,000 of other various administrative fees during the twelve months following the effectiveness of our Registration Statement, as described in greater detail below under “Estimated Expenses for the Next Twelve Months”).   If financing is available, it may involve issuing securities senior to our common stock.  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan.

No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities, which adjustment may have to be made, should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

Because we are a development stage company that faces many obstacles as a start up venture, we may never be able to execute our business plan.

We were incorporated on April 29, 2010. We are in the business of developing a web-based peer-to-peer chat software program for schools and students (“School Chat Software”). Although we have begun the development of our School Chat Software, we may not be able to execute our business plan unless and until we are successful in raising additional funds.

We may not be able to obtain additional necessary funding.  To date we have never had any customers or revenues and there can be no assurance that we will ever achieve any profitability or revenues. The revenue and income potential of our proposed business and operations are unproven, and the lack of an operating history makes it difficult to evaluate the future prospects of our business.

Because our business plan may be unsuccessful, we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plan may not be successful in addressing these issues.

The success of our business plan is dependent on our further developing and marketing of the web-based School Chat Software. Our ability to develop such program is unproven, and the lack of an operating history makes it difficult to validate our business plan.

If we cannot continue as a going concern, our stockholders may lose their entire investment in our Company.

Because we expect to incur losses over the next 12 months, our stockholders may lose their entire investment in us.

We expect to incur losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development, and the marketing of, our proposed program.

We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plan may not be successful in addressing these issues.

The success of our business plan is dependent on our developing and marketing the web-based School Chat Software. Our ability to develop such a program is unproven, and the lack of an operating history makes it difficult to validate our business plan. If we cannot continue as a going concern, our stockholders may lose their entire investment in our company.

Because we have no operating history, there is no assurance that our future operations will result in profitable operations.

There is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and we cannot provide investors with assurances that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We were incorporated on April 29, 2010, and are in the development stage.  While we have not realized any revenues to date, we expect that our software will be ready for commercial sale by approximately April 2012 . We have no operating history at all upon which an evaluation of our future success or failure can be made. We have incurred net losses for the period from inception (April 29, 2010) through September 30 , 2011 and expect to have net losses over the next 12 months. These losses will come due to substantial costs and expenses associated with the further development and marketing of our software and web site.

In the future, our success will be dependent upon the success of the finalization of our software and our efforts to gain market acceptance of our software. If we cannot attract a significant number of customers due to the target market not being as responsive as we anticipate, we cannot guarantee that we will ever be successful in generating revenues in the future to ensure our continuation.

Because we have not generated any revenue from our business and we will need to raise funds in the near future, which may be difficult to obtain when required, we might be forced to discontinue our business.

We had a working capital deficit of $1,112 as of September 30, 2011. To date, we have never had any customers and there can be no assurance that we will ever achieve any profitability or revenues. We estimate that our current cash balances will be extinguished by December 2011 provided we do not have any unanticipated expenses. We anticipate the need for approximately $80,000 to support our operations over the next twelve months (which includes approximately $12,000 to complete the development of our website and software, approximately $23,000 of costs related with the preparation, filing and related costs of the Registration Statement, of which this Prospectus is a part, approximately $30,000 of expenses which we anticipate incurring in connection with the preparation and filing of our periodic and current reports and various transfer agent fees, and an additional $15,000 of other various administrative fees during the twelve months following the effectiveness of our Registration Statement, as described in greater detail below under “Estimated Expenses for the Next Twelve Months”).    Although there can be no assurance at present, we hope to be in a position to generate revenues by April 201 2 ; however, we will still need to raise additional funding to support our operations, which we hope to raise through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or through traditional bank funding.

Because we have not generated any revenue from our business, we will need to raise additional funds for the future development of our business and to be able to respond to unanticipated requirements or expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability.

We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business, which might result in the loss of some or all of your investment in our common stock. There can be no assurance that additional financing will be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this Registration Statement. Without additional funding, we may not continue our planned business operations.

Because we will be dependent on contracting with third party firm(s) to develop and maintain our software for us, our operations and financial stability may be adversely affected.

We intend to hire a program development firm(s) to develop and maintain our School Chat Software. If we are unable to contract qualified program development firm(s) to develop and maintain our software, whether because we cannot find them, cannot attract them to our Company, or cannot afford them, we will not be able to continue our planned business operations.

If we are not able to finalize the further development and marketing of our web-based school chat software or if the developed website contains defects, we may not be able to generate revenues and shareholders will lose their investment.

The success of our business in part will depend on the development, completion and acceptance of our School Chat Software by our target audience of schools. Achieving such acceptance will require significant marketing investment. We have estimated the costs for the further development of our web-based School Chat Software and database (which is included in the software) of approximately $12,000.

Our website may contain undetected design faults and software errors that are discovered only after it has been viewed and used by customers. Any such default or error could cause delays and further expenses and could adversely affect our competitive position and cause us to lose potential customers or opportunities. If this is the case, we may not generate revenues at sufficient levels to support our operations and build our business and our business will likely fail.

Because we will rely on subcontractors for the programming and maintenance of critical elements of our website, the loss of these services will adversely affect our operations and ability to generate revenues.

We plan to rely on subcontractors for the programming and maintenance of critical elements of our website, including integrating the billing process, tracking of the online sales and the basic maintenance and backup of our servers. If one of these subcontractors fails to provide services to us or there is a delay in their services, our business may be harmed. We plan to rely on subcontractors for the maintenance and ongoing upgrades of the School Chat Software and website. We also plan to rely on subcontractors for tasks such as firewall protection, application of security patches and regular backup of our servers' data.

After contracting with these subcontractors in the future, there is no assurance that they will continue to reliably deliver the above services. Should we be unable to contract with such subcontractors, or a subcontractor ceases to provide their services to us, our operations will be terminated until such time as we can locate and retain a replacement subcontractor. During such time our business will suffer.

The market for School Chat Software and services might not grow, and schools might not adopt our School Chat Software and services.

Many schools have not used a chat program and services for their school needs. We cannot be certain that the market for such software and services will continue to develop and grow or that schools will elect to adopt our planned software and services, rely upon legacy chat program systems, or use generalized program solutions not specifically designed for the school market. Schools that have already invested substantial resources in other chat program solutions might be reluctant to adopt our planned software and services to supplement or replace their existing systems or methods. If demand for and market acceptance of our software and services does not increase, we might not grow our business.

If our future customers do not pay for and/or renew their subscriptions for our management software, or if they do not renew them on terms that are favorable to us, our business might suffer.

It is anticipated that our School Chat Software will be sold for a term of one year. As the end of the annual period approaches, we plan to pursue the renewal of the license with the customer. We anticipate license renewals to represent a significant portion of our total revenue.  Because of this characteristic of our business, if our future customers choose not to renew their agreements with us on beneficial terms, our business, operating results and financial condition could be harmed.

Risks Related to our Company

Our executive officers control a majority of our voting securities and therefore they have the ability to influence matters affecting our shareholders.

Our executive officers beneficially own approximately 82.5% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investor who purchases shares will be a minority shareholder and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove our current Directors, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

Because our executive officers and Directors live outside of the United States, you may have no effective recourse against them for misconduct and may not be able to enforce judgment and civil liabilities against them. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our Directors and officers.

Both of our Directors and officers live outside of the United States.

Mr. Mohamad Abdel Hadi, our President and Director, is a citizen and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States.

Ms. Eiman Saleh, our Treasurer and Director, is a citizen and a resident of Israel, and all or a substantial portion of her assets are located outside of the United States.

As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our Directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our Directors and officers.

Our officers and Directors lack experience in and with publicly-traded companies.

While we rely heavily on our President and Director, Mr. Mohamad Abdel Hadi, and our Treasurer and Director Mr. Eiman Saleh, they have no experience serving as an officer or Director of a publicly-traded company, or experience with the reporting requirements which public companies are subject to.  Additionally, neither Mohamad Abdel Hadi nor Eiman Saleh have any experience with the financial accounting and preparation requirements of financial statements which we will be required to file on a quarterly and annual basis under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), once our Registration Statement, of which this prospectus is a part is declared effective.  We plan to initially rely on our outside accountants and bookkeepers, as well as the consultants we have engaged (including Ms. Ruthy Navon, our former Secretary, who we have entered into a consulting agreement with as described below) to help us create a system of accounting controls and procedures to maintain the Company’s accounting records, until such time, if ever, as we generate the revenues required to engage a separate Chief Accounting Officer, with accounting experience with publicly reporting companies.  Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to our executives’ ultimate lack of experience with publicly-traded companies in general and especially in connection with their lack of experience with the financial accounting and preparation requirements of the Exchange Act.

Because we have two Directors, deadlocks may occur in our board’s decision-making process, which may delay or prevent critical decisions from being made.

Since we currently have an even number of Directors, deadlocks may occur when such Directors disagree on a particular decision or course of action. Our Articles of Incorporation and By-Laws do not contain any mechanisms for resolving potential deadlocks.  While our Directors are under a duty to act in the best interest of our Company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

Because our executive officers are unable to devote their services to our Company on a full-time basis, the performance of our business may suffer, our business could fail and investors could lose their entire investment.

Mr. Mohamad Abdel Hadi, our President and a Director, currently devotes approximately 20 hours per week to our Company.

Ms. Eiman Saleh, our Treasurer and a Director, currently devotes 20 hours per week to our Company.

We depend heavily on the services of our executive officers and Directors.  As a result, the management of our Company could under-perform, our business could fail and investors could lose their entire investment.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder or us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Because our executive officers have little experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that license programs or services over the internet, we may make inexperienced or uninformed decisions that will have bad results for us.

Our executive officers have limited experience in the development, maintenance and marketing of internet websites or in operating businesses that market programs or services over the internet.  Due to their lack of experience in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business.  Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

Because we depend heavily on our executive officers, the loss of either person will have a substantial negative effect on our business and may cause our business to fail.

We depend entirely on our executive officers for all of our operations. The loss of either person will have a substantial negative effect on us and may cause our business to fail. Our executive officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not currently have any employment agreements or maintain key person life insurance policies on our executive officers. If our executive officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market.  These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share and 50,000,000 shares of preferred stock, $0.0001 par value per share.  As of the date of this prospectus, we have 4,850,000 shares of common stock issued and outstanding and – 0 – shares of Preferred Stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

  Risks Related to Developing our Software

Schools might not use our web-based School Chat Software in a manner sufficient to allow us to generate a profit.

The market for online school chat software is new and emerging.  Schools have not generally used the Internet or web-based program solutions for chat purposes to date. We cannot be certain that the market will continue to develop and grow or that schools will elect to use any of our web-based school chat software rather than continue to use pre-existing chat software in Facebook and other social media programs, or otherwise attempt to develop program solutions internally or use standardized solutions. Schools that have already invested substantial resources in other chat methods may be reluctant to use the internet to supplement their existing systems or methods. In addition, increasing concerns about fraud, privacy, reliability and other issues might cause schools not to adopt the internet as a method for communication. If demand for and market acceptance of internet-based products for schools does not occur we might not recapture our investment in this area or grow our business as we expect. On the other hand, even if schools increasingly use the internet for chat and communication functions, if we fail to develop and offer products that meet customer needs in this area, we could lose market share.

Because we may not be successful in further developing a software program that will achieve market acceptance, we may not be able to achieve profitable operations.

The success or failure of developing and marketing the web-based School Chat Software depends in large part on its desirability and ease of application in the target market. We cannot be sure that our development efforts will produce a software program that will fulfill the needs of and appeal to our planned customers and clients.

This industry is characterized by technological change, frequent product introductions and evolving industry standards. Our success will depend, to a significant extent, on our ability to introduce upgrades or new programs to satisfy an expanding range of customer needs and achieve market acceptance.

Because we may never be able to achieve sales revenues sufficient to become profitable, we could experience continual losses and eventually fail in our business plan.

There can be no assurance that our program will achieve a level of market acceptance that will make us profitable. We believe that the acceptance of our program will depend on our ability to:

•	Develop a user-friendly software program that appeals to our potential clients and customers.
•	Effectively market our software program through our website as well as catalogues.
•	Price and license the software program (and other products we may plan to make available in the future through our web site) in a manner that is appealing to potential customers.
•	Develop and maintain a favorable reputation among our potential clients and customers.
•	Develop brand recognition.
•	Have the financial ability to withstand downturns in the general economic environment or conditions that would slow the licensing of our software program.

Commerce over the internet is an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement.

To compete successfully in this emerging market, we must continue to design, develop, and sell new and enhanced program and services that provide increasingly higher levels of performance and reliability at an acceptable and reasonable cost.

The planned software program and services must take advantage of technological advancements and changes, and respond accordingly to new and changing customer requirements. Our success in designing, developing, and selling such program and services will depend on a variety of factors, including:

•	Success of promotional and marketing efforts;
•	The identification of market demands for new or upgraded software programs and services;
•	Timely implementation of software program and services offerings;
•	Software program and service performance; and
•	Cost-effective software programs and services.

Protecting our Proprietary Technology and Other Intellectual Property Rights

If we are unable to protect our proprietary technology and other intellectual property rights, our ability to compete in the marketplace may be substantially reduced.

If we are unable to protect our intellectual property, our competitors could use our intellectual property to market a software program similar to ours, which could decrease demand for our software program, thus decreasing our revenues, if any. We plan to rely on a combination of copyright, trademark and trade secret laws to protect our intellectual property rights. These protections may not be adequate to prevent our competitors from copying or reverse-engineering our planned web-based communication program.

In addition, our competitors may independently develop technologies that are substantially equivalent or superior to our technology in the future. To protect our trade secrets and other proprietary information, we plan to require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. Existing copyright laws afford only limited protection for our intellectual property rights and may not protect such rights in the event competitors independently develop similar programs. Policing unauthorized use of our products is very difficult, and litigation could become necessary in the future to enforce our intellectual property rights. Any policing or litigation could be time consuming and expensive to resolve or prosecute, result in substantial diversion of management attention and resources, and materially harm our business or financial condition.

If a third party asserts that we infringed upon its proprietary rights, we could be required to redesign our planned program, pay significant royalties or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our planned technology or technologies of entities we may acquire in the future violates its intellectual property rights. As the number of programs in our market increases and the functionality of those programs further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

Be expensive and time consuming to defend;
•••	Result in negative publicity;

••	Force us to stop licensing our planned program that incorporates the challenged intellectual property;
•	Require us to redesign our planned program; and
•	Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease any revenues and result in possible losses to our business.

Regulatory and Legal Risks

Because marketing and making our software program available on the internet may expose us to regulatory and legal issues, we may be forced out of business.

A range of exposures may exist due to how we intend to market our software program. If we create and utilize a web site and sell through the retail industry, as we plan to do, online access through a company-operated web site and retail regulations requires careful consideration of legal and regulatory compliance requirements and issues. This may require extensive legal services that may become an increased cost component when considering the development of our software program and technologies.

Risks Related To Competition

We face competition from other businesses that currently market school chat and communication software.

We face competition from internet development companies for the products and software we plan to market in the future. These competitors will possibly have longer operating histories, superior brand recognition, greater marketing budgets, as well as existing clients. Additionally, our competition may be able to employ full-time sales personnel assigned to various markets and customers, which we will not have the resources or funding to provide. Also, our competition may be able to invest greater resources in the areas of technology development and research which will allow them to be proactive in market changes, which could put us at a disadvantage in the market place and prohibit us from generating revenues.

Some of our competitors may have significantly more financial resources, which could allow them to develop programs that could render our software program inferior.

Our competition may have programs or may develop programs that will render our planned software program inferior. We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, which require resources. There can be no assurance that we will have sufficient financial resources to maintain our research and development, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our program.

Risks Related to the Offering

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset, therefore we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company acquired or that we merge with.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "Rule 144" below and the risk factor titled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

Because our stock price after the offering could be below the offering price, our investors may never realize any gain on their investments in our Company.

The offering price of our common stock was arbitrarily determined by us and does not necessarily bear any relationship to our book value, assets, financial condition, or to any other established criteria of value.  Our common stock price after the offering could be below the offering price.

Because there is no public market for our common stock, our stockholders may not be able to resell their shares at or above the price at which they purchased their shares, or at all.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We are in the process of applying to the Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

Even if a trading market develops, we cannot predict how liquid that market might become. The initial public offering price may not be indicative of prices that will prevail in the trading market.  The initial public offering price of the common stock was determined by us arbitrarily.  The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly-traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market.  The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering.  The market price of the securities offered herein, if any, may decline below the initial public offering price.  The trading price of our common stock following the offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control.

These factors include:

•	Quarterly variations in our results of operations (if any) or those of our competitors;
•	Announcements by us or our competitors of acquisitions, new programs, significant contracts, commercial relationships or capital commitments;
•	Disruption to our operations;
•	Commencement of, or our involvement in, litigation;
•	Any major change in our board or management;
•	Changes in governmental regulations or in the status of our regulatory approvals; and
•	General market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such public companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies.  This type of litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Because future sales by our stockholders could cause our stock price to decline, our investors may lose money on the purchase of our stock.

No predictions can be made of the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and limit a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of their investment.

The initial offering price of this offering has been arbitrarily determined by our management.

The initial offering price of the shares registered in this Registration Statement has been arbitrarily determined by us.  The offering price of the shares bears no relationship to our assets, earnings or book value, or any other objective standard of value.  Because of this, the actual value of our securities may be significantly less than the offering price of $0.05 per share, which selling shareholders will be required to sell their shares at prior to us obtaining a market for our common stock.  As a result, if you purchase shares of our common stock at the fixed offering price of $0.05 per share, the value of your securities may decline in value or have significantly less value when you attempt to sell such shares.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stocks." The regulations of the SEC promulgated under the Exchange Act require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

If the registration statement, of which this prospectus is a part becomes effective, we will become a public reporting company, and will incur significant increased costs in connection with compliance with Section 404 of the Sarbanes Oxley Act, and our management will be required to devote substantial time to new compliance initiatives.

If the Registration Statement, of which this prospectus is a part, becomes effective, we will become subject to among other things, the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and will incur significant legal, accounting and other expenses in connection with such requirements.  The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Please read this prospectus carefully.  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DETERMINATION OF OFFERING PRICE

There has been no public market for our common shares. The price of the shares was arbitrarily determined at $0.05 per share.  We believe that this price reflects the appropriate price that a potential investor would be willing to invest in us at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

 DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 850,000 shares of common stock offered through this prospectus. The selling stockholders are all non-U.S. persons who acquired the 850,000 shares of common stock from us in a series of Regulation S private placement transactions in July 2010.

The following table provides as of November 4 , 2011 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	The number of shares beneficially owned by each selling stockholder prior to this offering;
•	The total number of shares to be offered by each selling stockholder;
•	The total number of shares beneficially owned by each selling stockholder upon completion of the offering; and
•	The percentage owned by each upon completion of the offering.

Name of Beneficial Owner(1)	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering(2)
Abd El Hadi Behal	20,000	20,000	0	0%
Abd El Hadi Chitan	20,000	20,000	0	0%
Abd El Hadi Gehan	20,000	20,000	0	0%
Abd El Hadi Siham	20,000	20,000	0	0%
Abo Arisha Eklas	30,000	30,000	0	0%
Abo Slah Laila	30,000	30,000	0	0%
Abo Salah Mohmad	30,000	30,000	0	0%
Bader Mahmud	30,000	30,000	0	0%
Bader Muhamad	30,000	30,000	0	0%
Dahood Asmahan	20,000	20,000	0	0%
Dasoka Malki	20,000	20,000	0	0%
Dasuka Fouad	40,000	40,000	0	0%
Dasuka Yousef	40,000	40,000	0	0%
El Anabosi haleima	20,000	20,000	0	0%
El Anabosi Omar	20,000	20,000	0	0%
El Khatib Kamal	20,000	20,000	0	0%
El Khatib Shduan	20,000	20,000	0	0%
Hasadia Sameer	30,000	30,000	0	0%
Husein Emad	20,000	20,000	0	0%
Hussein Fatema	20,000	20,000	0	0%
Ibrahim Wahid Mohd Merai	20,000	20,000	0	0%
Marei Fatma	20,000	20,000	0	0%
Marei Muneir	20,000	20,000	0	0%
Maree Abere	20,000	20,000	0	0%
Salah Ataf	20,000	20,000	0	0%
Salah Bilal	20,000	20,000	0	0%
Salah Fardos	20,000	20,000	0	0%
Salah Haydar	20,000	20,000	0	0%
Salah Hosam	20,000	20,000	0	0%
Salah Mirvut	20,000	20,000	0	0%
Salah Osama	20,000	20,000	0	0%
Saleh Hamoda	20,000	20,000	0	0%
Shtroba Dawaby	30,000	30,000	0	0%
Tayser M.H yasin	20,000	20,000	0	0%
Zeid Ahmed	30,000	30,000	0	0%
Zeid, Mahira	30,000	30,000	0	0%
TOTAL		850,000	NIL

Notes
(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock.

(2)	Assumes all shares offered herein are sold.

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or Directors; or (3) are broker-dealers or affiliates of broker-dealers.

The selling shareholders and any broker or dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 850,000 common shares on behalf of the selling stockholders.

No Current Market for our Shares

There is currently no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. We are in the process of applying to the Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you actually will be able to sell your shares in this market.  Further, it could take several months before the market maker’s listing application for our shares is approved, if such approval is obtained. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority (FINRA). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Sales by selling stockholders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in sales in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

•	Not engage in any stabilization activities in connection with our common stock;
•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer; and
•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

The financial statements of Inventtech Inc. included in this registration statement have been audited by GBH CPAs, PC, of 6002 Rogerdale, Suite 500, Houston, Texas 77072, for the period set forth in their report (which contains an explanatory paragraph regarding our Company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

We are in the business of developing a web-based peer-to-peer (i.e., person to person) chat software for use by Schools (the “School Chat Software”).  This software is planned to allow students to stay connected to their school friends and teachers in a secure and controlled environment, free from outside influences. The software is planned to allow the students to chat in one or more school chat rooms and share content, such as pictures, videos and music.  The School Chat Software is also planned to act as a database, or yearbook, so that students will be able to access their treasured memories in the future, and we believe will help teachers and students build and maintain relationships over time.

For the school, the web-based software is planned to provide the services described above for the students, while also providing an option for the school to track the students and their activities. This will allow schools to keep tabs on students, and to monitor their experiences.  Teachers will be able to post homework, tutorials, and provide a place where students can get information about events and plans.

Once we set up our website and complete our School Chat Software development, which we hope to complete by the beginning of March 201 2 , schools will be able to utilize our School Chat Software directly from our website. The School Chat Software, which requires students to identify themselves, is planned to offer school tutoring rooms, and database rooms for storing and accessing articles and homework.  We also plan to offer schools web-based database management software (which is included in the software), to manage student’s activities using the School Chat Software.  The anticipated cost of the School Chat Software will be $69 per month, or a discounted yearly rate of $600 per year, which we anticipate will be the primary source of our revenues in the future. We estimate that the completion of our website, database program, and School Chat software will cost approximately $12,000.

To date, we have never had any customers or revenues and there can be no assurance that we will ever achieve any profitability or revenues.  We estimate that our current cash balances will be extinguished by December 2011 provided we do not have any unanticipated expenses. We anticipate the need for approximately $80,000 to support our operations over the next twelve months (which includes approximately $12,000 to complete the development of our website and software, approximately $23,000 of costs related with the preparation, filing and related costs of the Registration Statement, of which this Prospectus is a part, approximately $30,000 of expenses which we anticipate incurring in connection with the preparation and filing of our periodic and current reports and various transfer agent fees, and an additional $15,000 of other various administrative fees during the twelve months following the effectiveness of our Registration Statement, as described in greater detail below under “Estimated Expenses for the Next Twelve Months”).  Although there can be no assurance at present, we hope to be in a position to generate revenues by December 2011; however, we will still need to raise additional funding to support our operations and pay expenses (as described in greater detail below under “Liquidity and Capital Resources”).

STATUS OF SOFTWARE DEVELOPMENT

We are currently developing a database and software marketing School Chat Software for use by educational institutions and schools. The Company hopes to have the website, database and software active and running by March 201 2 .

Steps Required For Commercial Sale of School Chat Software	Percent Accomplished As of Filing	Estimated Remaining Cost	Estimated Completion Date
Design Website Layout	80%	$1,000	March 2012
Design Marketing Materials , News Pages, Blog, Digital Shopping Cart	50%	$4,000	March 2012
Finalize School Chat Software, Chat Templates, Web Access Capabilities	70%	$2,000	March 2012
Complete Coding of Databases	50%	$5,000	March 2012
		$12,000

Industry Background

Internet-based interaction has grown rapidly in recent years. Our School Chat Software plans to take advantage of the increasingly advanced broadband technology to allow peer-to-peer chat and communication between students at educational institutions.

Industry Estimates of the Growing Internet Population and Internet Penetration Levels

Based on a research report prepared by Morgan Stanley:

- We believe that the internet is still in the early stages of becoming a central communications, information, commerce, and entertainment medium. We estimate there are over 750+ million internet users worldwide using the internet an estimated average of 30-45 minutes per day.

 - We expect the number of internet users to grow at 10-15% annually for the next several years, with stronger growth in non-US markets.

Source:  Mary Meeker, Brian Pitz, and Brian Fitzgerald, "Internet Trends," (April 2004) a Morgan Stanley Research Report.

Growth of Electronic Commerce

Forrester Research believes that electronic commerce activity in the United States, fuelled by a steady stream of new online shoppers and new product category sales, will grow at a compounded annual growth rate of approximately 10% from 2009 to 2014.

US online retail reached $155.2 billion in 2009 and is projected to grow to $248.7 billion by 2014.
(Source: Forrester Research, US Online Retail Forecast: 2009 to 2014, “Executive Summary”, March 5, 2010, Forrester Research, Inc., last reviewed July 27, 2010).

Marketing Strategy

Once completed, we plan to market our School Chat Software with a web-based marketing campaign.  We have budgeted $4,000 for this web-based campaign, which will include the following:

E-mail Marketing

We have budgeted $2,000 from our marketing budget for an e-mail campaign. Emails will be sent only to those which have asked for or shown an interest in receiving information about our program.

Catalogue Advertising

One of our planned sources for advertising our School Chat Software is anticipated to be placing ads in software catalogues. These catalogues are distributed to schools across the United States and Canada.

We budgeted $2,000 from our marketing budget for program distributor catalogue advertising.  We intend to place ads in catalogues that specifically target the non-profit sector.

Submission to Directories and Search Engines

We plan to submit our website to directories and search engines in order to increase our presence on the internet, as well as to get better rankings on search results. There are many directories to which we plan to submit our website for free, such as Google, Yahoo, AltaVista, and Excite. We also believe that there are numerous directories where we can list our program at no cost to the Company.

Distribution of Program

Moving forward, we plan to price our School Chat Software at a monthly price of $69 and a discounted annual price of $600, which would include the use and maintenance of our planned web-based database. According to our business model, the majority of our revenues should come from online sales of our School Chat Software.

When our program is ready for commercial sale, we plan to enter into an agreement with PayPal to act as our credit card merchant.  PayPal is a financial company that accepts and clears all customer credit card payments on behalf of participating merchants, such as our Company. There are no short or long term contracts or obligations associated with the use of PayPal.  PayPal accepts all major credit cards (Visa, MasterCard, Discover, American Express, ECheque, and transfer of funds to and from bank accounts).

Sources and Availability of Products and Supplies

We are developing our own program and the distribution of the program and services will be primarily over the internet. Our constraints are consistent with our ability to successfully develop our software and maintain our database.

Dependence on One or a Few Major Customers

We plan on selling our program and services directly to our target school market over the internet. Our program will be priced for mass market consumption. Therefore, we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

Our Target Market

We plan to market our interactive software program to schools and educational institutions worldwide.

According to the following surveys in the United States, our target market in the United States alone is very large:

According to the National Center for Education Statistics, there were 98,916 operating public elementary or secondary schools in the 2007–08 school year (National Center for Education Statistics, “Number and Percentage Distribution of Public Elementary and Secondary Schools and Enrollment, by Type and Enrollment Size of School: 2005-06, 2006-07, and 2007-2008”).

Additionally, the National Center for Education Statistics reports there were 4,409 degree granting postsecondary education facilities in the 2008–09 school year (National Center for Education Statistics, “Degree-granting institutions, by control and type of institution: Selected years, 1949-50 through 2008-09”).

The Council for American Private Education cites that there are 33,740 operating private schools in the United States.  (Counsel for American Private Education, “Facts and Studies”, Private Schools Statistics at a Glance, # of Schools (2007-2008).

Based on the foregoing information, we believe that if we are able to make our products attractive to only a small percentage of our target market in North America we will be able to generate the revenues we believe we require to sustain our operations. There can be no assurance, however, that our products will appeal to our target market.

Competition

Our competition derives mainly from social networking companies such as Facebook, Google (which has a built in chat program), AOL instant messenger, Yahoo messenger, ICQ messenger and twitter. However, we believe we will be in a position to compete with these pre-existing chat program companies as we plan to market our software directly to schools and other educational institutions and because we do not believe that any of our competitors offer the security and controlled environment that the School Chat Software will offer. Additionally, the customer database is a unique feature that will focus on smaller schools as well as large universities and allow the monitoring of user accounts.

Intellectual Property

The Company does not have any patents, trademarks, licenses, or franchises.  We are however, in the process of developing a website, www.inventtech.com, which is under construction as of the date of this prospectus, and which contains information we do not desire to be incorporated by reference herein.

It is our intention, in due course, subject to legal advice, and available funding, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions.

We intend to aggressively assert our trademark rights and copyright laws, if any, moving forward, to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights we plan to apply for in the future, will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of our program. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our website is not subject to special regulatory or supervisory requirements.

Employees and Independent Contractors

Currently our only employees are our two Directors and two officers (as described below under “Directors, Executive Officers, Promoters and Control Persons”). We do not expect any other material changes in the number of employees over the next 12 months.

Additionally, the Company entered into an independent contractor agreement in February 2011 with Darryl Francis, who has agreed to assist with bookkeeping and accounting duties. The Company has agreed to pay Mr. Francis $20 USD per hour until March 2011 and then $23 USD per hour for services rendered after that date.

We have an independent contractor agreement (which we entered into in June 2010) in place with NR Consulting Services, which is controlled by our former Secretary, Ruthy Navon, who has agreed to assist the Company in connection with the steps required for the Company to become a fully reporting company in the United States and to obtain a listing on the Over-The-Counter-Bulletin Board, pursuant to which we have agreed to pay her a flat fee of $5,000.   Ms. Navon currently assists various companies which have operations, assets and officers and Directors located in Israel who desire to go public and become reporting companies in the United States.  She previously lived in Israel and was referred to the Company’s management by her pre-existing relationships in Israel.  Ms. Navon assisted the Company in connection with engaging United States legal counsel, independent auditors, the opening of bank accounts and with obtaining a principal office location in the United States.  Ms. Navon also serves as a liaison between the Company’s officers and Directors in Israel and the Company’s attorneys and auditors located in the United States.  Ms. Navon has also assisted and advised the Company’s officers and Directors with information from her prior experience with publicly reporting companies in the United States, and the steps, timing and process to become publicly traded in the United States, as well as providing suggestions to the Company’s management (based on her prior public company experience) on the terms of the Company’s prior private placement offering and the capital structure of the Company.  Ms. Navon also served as the Company’s Secretary until June 2010, so that she could enter into agreements for and open a bank account for the Company, as its other officers and Directors are residents of and reside in Israel.  Ms. Navon does not own any interest, contingent or otherwise in the Company.  Ms. Navon’s biographical information is disclosed below under “Directors, Executive Officers, Promoters and Control Persons.”

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

DESCRIPTION OF PROPERTY

Our executive and principal office is located at 1736 Angel Falls Street, Las Vegas, Nevada  89142-1230. We lease the space pursuant to a Lease Agreement which is in effect from May 1, 2010 to May 31, 201 2 (the “Term”), subject to renewal with the mutual consent of the parties.  Total rent due under the lease for the Term was $200.  Pursuant to the Lease Agreement, we are provided the shared use of the landlord’s residence for our principal office location.

This location will serve as our primary executive offices for the foreseeable future. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

 DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 common shares with a par value of $0.0001 per share. As of November 4 , 2011, there were 4,850,000 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share rateably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001 per share.  As of November 4 , 2011, there were no preferred shares issued and outstanding.  Our board of Directors is authorized by the Nevada Revised Statutes to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of Directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

 Warrants

There are no outstanding warrants to purchase our securities.

Stock Options

We have not granted any stock options. There are no options to purchase our outstanding securities. We may in the future establish an incentive stock option plan for our Directors, employees and consultants.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Transfer Agent and Registrar

We have appointed the following transfer agent for our shares of common stock: EMPIRE STOCK TRANSFER INC., 1859 Whitney Mesa Dr., Henderson, NV, 89014, Telephone 702.818.5898 Fax 702.974.1444. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our Directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We are in the process of applying to the Over-The-Counter Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.  See also the risk factor entitled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company,” above.

Holders of Our Common Stock

As of November 4 , 2011, we had approximately 38 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock.  We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our earnings, if any, to finance the expansion and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors that our Board of Directors may deem relevant.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business, or;

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance under Equity Compensation Plans

None.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page  7   of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations.  There is an uncertainty regarding our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate any revenues until we complete the development of our interactive fundraising software and website. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.  We currently anticipate that such required funding will come from sales of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or traditional bank funding.

Our plan of operation

To establish ourselves as a company that will produce and distribute an interactive web-based School Chat Software. Distribution is planned to be made via the internet directly to our future clients.

Our target market

As disclosed above in greater detail under “Description of Business – Our Target Market”, we plan to begin marketing our product (once commercially available) to schools and educational institutions located in the United States and Canada.  Assuming we are successful in such marketing efforts and begin to generate revenues, we plan to offer our products to schools and educational institutions located throughout the world, where English is the primary language spoken.  The Company has no definitive plans for marketing efforts outside of North America at this time and will revisit its marketing plans in the future, once it has a better idea of its marketing budget and potential North American market for its products.  The Company plans to market its products to all educational institutions in North America including elementary schools, secondary schools, high school, universities and colleges.

Our mission

To offer a user-friendly peer-to-peer School Chat Software which captures the school experience. This software will allow students to stay connected to their school friends and teachers in a secure and controlled environment, free from outside influences. The software will allow the students to chat in one or more School Chat rooms and share content, such as pictures, videos and music.  The School Chat Software will also act as a database, or yearbook, so that students will be able to access their treasured memories in the future, and will help teachers and students build and maintain relationships over time.

Our business objectives are

•	To further develop an interactive web-based program that enhances the student’s experiences, and provides a safe and secure service.
•	To execute our web-based marketing campaign and to create interest in our services and products.
•	To establish a brand name that will be associated with a user-friendly interactive program and database management.

During the first stages of our growth, our officers and Directors will provide all of the labor required to execute our business plan at no charge, except we intend to hire a website programmer and software developer on a contract basis at an estimated cost of $12,000. Additionally, we plan to undertake marketing efforts once our software is developed, which we anticipate costing approximately $4,000.

Finally, we anticipate having contract administration support expenses at an estimated cost of $10,000.

We plan to pay these costs through our working capital and through funds raised through the sale of debt or equity securities (subsequent to the effectiveness of this registration statement) and/or traditional bank funding.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our expenses to fund our plan of operation over the next twelve months:

Fees Associated With This Offering	$23,000
Legal, Accounting and Transfer Agent Fees*	$30,000
Website Development	$12,000
Marketing and Advertising	$4,000
Office Rent	$1,000
Administration	$10,000
Total	$80,000

* Includes additional legal, accounting and filing costs which we will incur moving forward after we become a fully reporting company and fees and expenses associated with our ongoing periodic and current report filing obligations.  All of the estimates above are approximate.

Results of Operations for the nine months ended September 30 , 2011 and 2010

We generated no revenue for the nine months ended September 30 , 2011 and 2010 .  We do not anticipate earning revenues until we are able to successfully complete and market our interactive School Chat Software.

Our operating expenses for the nine months ended September 30 , 2011, consisting solely of general and administrative expenses, were $ 26,742 .  We, therefore, recorded a net loss of $ 26,742 for the nine months ended September 30 , 2011.   We had operating expenses of $16,965 for the nine months ended September 30, 2010, and therefore recorded a net loss of $16,965 for the nine months ended September 30, 2010.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of this registration statement with the Securities and Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results of Operations from April 29, 2010 (Inception) Through September 30 , 2011

We generated no revenue for the period from April 29, 2010 (Inception) through September , 2011.  We do not anticipate earning revenues until we are able to successfully complete and market our interactive School Chat Software.

Our operating expenses for the period from April 29, 2010 (Inception) through September , 2011 were $ 44, 012 , and consisted solely of general and administrative expenses, mainly representing legal and accounting fees.  We, therefore, recorded a net loss of $ 44,012 for the period from April 29, 2010 (Inception) through September 30 , 2011.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of this registration statement with the Securities and Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

LIQUIDITY AND CAPITAL RESOURCES

We have raised $400 from the sale of stock to our officers and Directors and $42,500 through a private placement to 36 non-affiliated off-shore investors.

At September 30 , 2011, we had total assets,  which consist ed solely of cash of $ 686 .

At September 30 , 2011, we had liabilities of $ 1,798 , which were solely current liabilities associated with amounts owed in connection with legal and accounting fees.

At September 30 , 2011, we had a working capital deficit of $1 ,112 .

We estimate that our current cash balances will be extinguished by December 2011 provided we do not have any unanticipated expenses. Although there can be no assurance at present, we hope to be in a position to generate revenues by April 2012 . However, we will still need to raise additional funding to support our operations and pay the expenses described above, as discussed in greater detail below.

We had $ 24,594 of net cash used in operating activities for the nine months ended September 30 , 2011, which included $ 26,742 of net loss offset by $350 of decrease in prepaid expenses and $ 1,798 of increase in accounts payable.

In February 2011, we entered into a Promissory Note with Ruthy Navon, our former Secretary (and the owner of NR Consulting Services, with which we have entered into a Consulting Agreement (as described above))(the “Note”).  The Note memorialized $2,916 which Ms. Navon had previously advanced to the Company and was repaid prior to March 22, 2011.

We have never had any income from operations. We anticipate the need for approximately $80,000 to support our operations over the next twelve months (which includes approximately $12,000 to complete the development of our website and software, approximately $23,000 of costs related with the preparation, filing and related costs of the Registration Statement, of which this Prospectus is a part, approximately $30,000 of expenses which we anticipate incurring in connection with the preparation and filing of our periodic and current reports and various transfer agent fees, and an additional $15,000 of other various administrative fees during the twelve months following the effectiveness of our Registration Statement, as described in greater detail above under “Estimated Expenses for the Next Twelve Months”).  These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

Our continuation is dependent upon us raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon us obtaining further financing, development of our program and website, a successful marketing and promotion program, and in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

GOING CONCERN

Our independent registered public accounting firm included an explanatory paragraph in their audit report on the accompanying financial statements regarding substantial doubt about our ability to continue as a going concern.  Our financial statements contain additional disclosures describing the circumstances that led to this disclosure by our independent registered public accounting firm.

Purchase of Significant Equipment

We do not expect to purchase any significant equipment over the next twelve months.

Off-Balance Sheet Arrangements

Our company does not have any off-balance sheet arrangements, including any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts.  Our Company does not engage in trading activities involving non-exchange traded contracts.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All Directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified.  The executive officers of our Company are appointed by our board of Directors and hold office until their death, resignation or removal from office.  Our Directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Mr. Mohamad Abdel Hadi	President and Director	59	April 29, 2010
Ms. Eiman Saleh	Treasurer and Director	36	April 29, 2010

Business Experience:

The following is a brief account of the education and business experience of each director and executive officer, indicating each person's business experience, and the name and principal business of the organization by which they were employed.

Mr. Mohamad Abdel Hadi

Mr. Hadi has been our President and Director since we were incorporated on April 29, 2010.  Since January 2005, Mr. Hadi has worked as a Senior Software Developer for Edinburgh Secure UK. Additionally, Mr. Hadi works as a market leading provider of world-class information security services with over 2,700 clients worldwide. Moreover, the regions he serves span North America, Latin America, Europe, the Middle East and certain countries located in the Pacific Rim (i.e., those countries which are located around the edge of the Pacific ocean). Mr. Hadi has previously been responsible for designing, developing, and testing software in a multi-platform environment using cutting-edge technology. Mr. Hadi also has experience working with system administrators, security analysts, product management and clients to ensure high quality products that exceed expectations.

Qualifications:

Mr. Hadi is qualified to serve as a Director of the Company due to the fact that he has expertise in software designing, developing, and testing. Additionally, he has been working to develop the School Chat Software since the Company’s inception. Mt Hadi is very knowledgeable regarding the technology and multi-platform environments that are needed for the School Chat Software to be successful.

Ms. Eiman Saleh

Ms. Saleh has been our Treasurer and Director since we were incorporated on April 29, 2010.  Since September 2001 Ms. Eiman has worked as a teacher in Elementary Umm Al Fahm School in Umm Al Fahm Village teaching grades one through eight. Additionally, her key responsibilities are to plan, organize, and deliver creative quality programs within a safe environment, as well as to maintain a safe and comfortable environment for children and parents, administer program equipment, and complete all necessary daily participant documents and reports.

Qualifications:

Ms. Saleh is qualified to serve as a Director of the Company due to the fact that she has served as a teacher since 2001. Additionally, Ms. Saleh came up with the idea of the School Chat Software. The concept of the School Chat Software has been well researched as Ms. Saleh developed informal surveys of schools thereby testing the market niche and concluding in her opinion that there is in fact a market for the Company’s proposed School Chat Software.

While we rely heavily on our President and Director Mr. Mohamad Abdel Hadi, and our Treasurer and Director Ms. Eiman Saleh, they have no experience serving as an officer or Director of a publicly-traded company, or experience with the reporting requirements which public companies are subject to.

Additionally, neither Mr. Hadi nor Ms. Saleh have any experience with the financial accounting and preparation requirements of financial statements which we will be required to be filed on a quarterly and annual basis under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), once our Registration Statement, of which this prospectus is a part is declared effective.  We plan to initially rely on our outside accountants and bookkeepers, as well as the consultants we have engaged (including Ms. Ruthy Navon, our former Secretary, who we have entered into a consulting agreement with as described below) to help us create a system of accounting controls and procedures to maintain the Company’s accounting records, until such time, if ever, as we generate the revenues required to engage a separate Chief Accounting Officer, with accounting experience with publicly reporting companies.

Promoters:

Ruthy Navon, because of her relationship to the Company and as a result of the Independent Contractor Agreement she entered into with the Company, through the entity which she controls, is considered a “control person” of the Company. Ms. Navon’s biographical information is described below:

Ruthy Navon

Ms. Navon received a Bachelor of Arts in Economics, Business and Communications in 2003 from the Israel English College.  Ms. Navon currently operates a consulting company, which she helped form in 1999, pursuant to which she consults with Israeli companies desiring to go public in the United States, and provides such companies management consulting, planning and organizational and development services. Ms. Navon also owns and operates Yearbook Alive Software Company an online seller of yearbook software.

Family Relationships

There are no family relationships among our Directors or executive officers.

Involvement in Certain Legal Proceedings

Our Directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of Directors.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the board of Directors and we do not have any specific process or procedure for evaluating such nominees. The board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of Directors may do so by directing a written request addressed to our President and Director, Mr. Mohamad Abdel Hadi, at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert

Our board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our board of Directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of Directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the board of Directors. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year (3)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Mohamad Abdel Hadi President and Director (1)	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Eiman Saleh Treasurer and Director (2)	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)           Mohammad Abdel Hadi became President and Director of the Company on April 29, 2010.
(2)           Eiman Saleh became Treasurer and Director of the Company on April 29, 2010.
(3)           We were incorporated on April 29, 2010.

Options/SAR Grants

Since April 29, 2010 (inception) we have not granted any stock options or stock appreciation rights to any of our Directors or executive officers.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of  November 4, 2011, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current Directors and executive officers.  The shareholders have sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common Stock	Mr. Mohammad Abdel Hadi President and Director	2,000,000	41.2%

Common Stock	Ms. Eiman Saleh Treasurer and Director	2,000,000	41.2%

All officers and Directors as a Group (2 persons)		4,000,000	82.5%
(¹)	Based on 4,850,000 shares of our common stock outstanding.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2010, Mohamad Abdel Hadi and Eiman Saleh were appointed as Directors of the Company.

In April 2010, Mohamad Abdel Hadi was appointed the President of the Company, Eiman Saleh was appointed as the Treasurer of the Company, and Ruthy Navon was appointed as Secretary of the Company.

In June 2010, we sold 2,000,000 shares of common stock to each of Mohamad Abdel Hadi and Eiman Saleh (4,000,000 shares total), our President and Director and Treasurer and Director, respectively, in consideration for $200 each ($400 total) or $0.0001 per share.

In June 2010, we entered into an independent contractor agreement with an entity owned and controlled by our then Secretary, Ruthy Navon, who has agreed to assist the Company in connection with the steps required for the Company to obtain a listing on the Over-The-Counter-Bulletin Board, pursuant to which we have agreed to pay her a flat fee of $5,000.

In June 2010, Ruthy Navon resigned as the Secretary of the Company.

In February 2011, we entered into a Promissory Note with Ruthy Navon, our former Secretary (and the owner of NR Consulting Services, with which we have entered into a Consulting Agreement (as described above))(the “Note”).  The Note memorialized $2,916 which Ms. Navon had previously advanced to the Company and was repaid prior to March 22, 2011.

Other than as provided above, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, Director, or former officer or Director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

EXPERTS

The financial statements of Inventtech in this registration statement have been audited by GBH CPAs, PC, of 6002 Rogerdale, Suite 500, Houston, Texas 77072, for the period set forth in their report (which contains an explanatory paragraph regarding our Company's ability to continue as a going concern) appearing elsewhere in the registration statement, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, of 6300 West Loop South, Suite 280, Bellaire, Texas, 77401.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

We plan on maintaining a website on the internet at www.inventtech.com. Our website and the information included on our website is not part of this prospectus.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Table of Contents to Financial Statements

Unaudited Financial Statements

Balance sheets as of September 30 , 2011 and December 31, 2010	F-2

Statements of Operations for  the three months ended September 30, 2010 and  2011, the nine months ended September 30 , 2010 and 2011, the period from April 29, 2010 (inception) through September 30, 2010 and the period from April 29, 2010 (inception) through September 30 , 2011
F-3

Statement of Stockholders’ Equity for the period from April 29, 2010 (inception) through September 30 , 2011	F- 4

Statements of Cash Flows for the nine months ended September 30 , 2011, the period from April 29, 2010 (inception) through September 30, 2010  and the period from April 29, 2010 (inception) through September 30 , 2011
F- 5

Notes to Financial Statements	F-6

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-8

Balance sheet as of December 31, 2010	F-9
Statement of Operations for the period from April 29, 2010 (inception) through December 31, 2010	F-10

Statement of Stockholders’ Equity for the period from April 29, 2010 (inception) through December 31, 2010	F-11

Statement of Cash Flows for the period from April 29, 2010 (inception) through December 31, 2010	F-12

Notes to Financial Statements	F-13

INVENTTECH INC.
(A Development Stage Company)
Balance Sheets
(Unaudited)

ASSETS

	September 30, 2011	December 31, 2010

CURRENT ASSETS

Cash and cash equivalents	$686	$25,280
Prepaid expenses	—	350
Total Current Assets	686	25,630
TOTAL ASSETS	$686	$25,630

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$1,798	$—
Total Current Liabilities	1,798	—

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, 50,000,000 shares authorized at par value of $0.0001, no shares issued and outstanding	—	—
Common stock, 100,000,000 shares authorized at par value of $0.0001, 4,850,000 issued and outstanding	485	485
Additional paid-in capital	42,415	42,415
Deficit accumulated during the development stage	(44,012)	(17,270)
Total Stockholders’ Equity (Deficit)	(1,112)	25,630
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$686	$25,630

The accompanying notes are an integral part of these financial statements.

INVENTTECH INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)

	For the Three Months Ended September 30,
	2011	2010	For the Nine Months Ended September 30, 2011	From Inception on April 29, 2010 through September 30, 2010	From Inception on April 29, 2010 through September 30, 2011

REVENUES	$—	$—	$—	$—	$—
COST OF SALES	—	—	—	—	—
GROSS MARGIN	—	—	—	—	—

OPERATING EXPENSES

General and administrative	508	14,049	26,742	16,965	44,012

Total Operating Expenses	508	14,049	26,742	16,965	44,012

LOSS FROM OPERATIONS	(508)	(14,049)	(26,742)	(16,965)	(44,012)

PROVISION FOR INCOME TAXES	—	—	—	—	—

NET LOSS	$(508)	$(14,049)	$(26,742)	$(16,965)	$(44,012)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)	$(0.01)	$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	4,850,000	4,850,000	4,850,000	4,504,516

The accompanying notes are an integral part of these financial statements.

INVENTTECH INC.
(A Development Stage Company)
Statements of Stockholders’ Equity
(Unaudited)

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development	Total Stockholders’ Equity
	Shares	Amount	Capital	Stage	(Deficit)
Balance, April 29, 2010	—	—	—	—	—

Stock issued for cash at $0.0001 per share	4,000,000	400			400

Stock issued for cash at $0.05 per share	850,000	85	42,415		42,500

Loss for the year ended
December 31, 2010	—	—	—	(17,270)	(17,270)
Balance, December 31, 2010	4,850,000	485	42,415	(17,270)	25,630
Loss for the nine months ended
September 30, 2011	—	—	—	(26,742)	(26,742)
Balance, September 30, 2011	4,850,000	$485	$42,415	$(44,012)	$(1,112)

The accompanying notes are an integral part of these financial statements.

INVENTTECH INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended September 30, 2011	From Inception on April 29, 2010 through September 30, 2010	From Inception on April 29, 2010 through September 30, 2011
OPERATING ACTIVITIES

Net loss	$(26,742)	$(16,965)	$(44,012)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	350	—	—
Accounts payable	1,798	—	1,798
Net Cash Used in Operating Activities	(24,594)	(16,965)	(42,214)

INVESTING ACTIVITIES	—	—	—

FINANCING ACTIVITIES

Proceeds from private placements	—	42,900	42,900
Net Cash Provided by Financing Activities	—	42,900	42,900

NET INCREASE (DECREASE) IN CASH	(24,594)	25,935	686
CASH AT BEGINNING OF PERIOD	25,280	—	—
CASH AT END OF PERIOD	$686	25,935	$686
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

INVENTTECH INC.
(A Development Stage Company)
Notes to the Unaudited Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Inventtech Inc. (the “Company”) was incorporated in the State of Nevada on April 29, 2010. The Company is engaged in offering an interactive web-based Social media program designed for schools, and solely to be used by members of a particular school. The Company has no revenues and limited operations. The Company is classified as a development stage company since it has not earned any revenue from its planned operations and is devoting most of its efforts to developing its website, finalizing the design and development of its software, and raising capital.

Basis of Presentation

The accompanying unaudited interim financial statements as of September 30 , 2011 and for the nine months ended September 30 , 2011 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information in accordance with Securities and Exchange Commission  (SEC) Regulation S-X rule 8-03. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30 , 2011 and the results of operations and cash flows for the periods then ended. The financial data and other information disclosed in these notes to the interim financial statements related to the period are unaudited. The results for the nine- month period ended  September 30 , 2011, are not necessarily indicative of the results to be expected for any subsequent quarters or for the entire year ending December 31, 2011. The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Subsequent Events

The Company’s management reviewed all material events through the date these financial statements were issued and there are no material subsequent events to report.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  However, the Company has not generated revenue since its inception and has an accumulated deficit of $ 44,012 at September 30 , 2011.  The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital, primarily from its shareholders, to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Inventtech Inc.
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Inventtech Inc. (the “Company”) (a development stage company) as of December 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period from April 29, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Inventtech Inc. as of December 31, 2010, and the results of its operations and its cash flows for the period from April 29, 2010 (inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Inventtech Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Inventtech Inc. has not generated revenues since inception and has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

www.gbhcpas.com
Houston, Texas
March 22, 2011

Inventtech Inc. (A Development Stage Company) Balance Sheet

ASSETS	December 31, 2010
Current assets
Cash	$25,280
Prepaid assets	350

Total Current Assets	25,630

TOTAL ASSETS	$25,630

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	$0

Total Liabilities	0

STOCKHOLDERS' EQUITY

Preferred stock, $0.0001 par value, 50,000,000 shared authorized,
none issued and outstanding	-
Common stock , $0.0001 par value, 100,000,000 shares authorized,
4,850,000 shares issued and outstanding, respectively	485
Additional Paid-in Capital	42,415
Deficit accumulated during the development stage	(17,270)

Total Stockholders' Equity	25,630

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,630

The accompanying notes are an integral part of these financial statements.

Inventtech Inc. (A Development Stage Company) Statement of Operations

For the period from inception (April 29, 2010) through December 31, 2010
COSTS AND EXPENSES

General and administrative	$17,270

Total costs and expenses	$17,270

NET LOSS	$(17,270)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	4,632,317

The accompanying notes are an integral part of these financial statements.

Inventtech Inc. (A Development Stage Company) Statement of Stockholders' Equity For the period from inception (April 29, 2010) through December 31, 2010

	Common Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, April 29, 2010	$-	$-	$-	$-	$-

Stock issued for cash at $0.0001 per share	4,000,000	400	-	-	400

Stock issued for cash at $0.05 per share	850,000	85	42,415	-	42,500

Net loss	-	-	-	(17,270)	(17,270)

Balance, December 31, 2010	4,850,000	$485	$42,415	$(17,270)	$25,630

The accompanying notes are an integral part of these financial statements.

Inventtech Inc. (A Development Stage Company) Statement of Cash Flows

For the period from inception (April 29, 2010) through December 31, 2010
OPERATING ACTIVITIES

Net loss	$(17,270)
Adjustments to Reconcile Net Loss to
net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(350)

Net Cash Used in Operating Activities	(17,620)

FINANCING ACTIVITIES

Proceeds from stock issuances	42,900

Net Cash Provided by Financing Activities	42,900

NET INCREASE IN CASH	25,280

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$25,280

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR

Interest	$-
Income Taxes	$-

 The accompanying notes are an integral part of these financial statements.

Inventtech Inc.
(A Development Stage Company)
Notes to Financial Statements

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Inventtech Inc. (the “Company”) was incorporated in the State of Nevada on April 29, 2010. The Company is engaged in offering an interactive web-based Social media program designed for schools, and solely to be used by members of a particular school. The Company has no revenues and limited operations. The Company is classified as a development stage company since it has not earned any revenue from its planned operations and is devoting most of its efforts to developing its website, finalizing the design and development of its software, and raising capital.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incur any advertising expenses for the period ended December 31, 2010.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 15% to the net loss before provision for income taxes as follows:

From inception through December 31, 2010
Income tax expense (benefit) at statutory rate	$(2,591)
Change in valuation allowance	2,591
Income tax expense	$0

Net deferred tax assets consist of the following components as of:

December 31, 2010
NOL Carryover	$2,591
Valuation allowance	(2,591)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $17,000 for federal income tax reporting purposes could be subject to annual limitations should a change in ownership occur. The net operating loss carry forwards began to expire in 2030.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

2.    GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  However, the Company has not generated revenues since inception and has an accumulated deficit of $17,270 as of December 31, 2010.  The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital, primarily from its shareholders, to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

3.   STOCKHOLDERS’ EQUITY

On April 29, 2010 (inception), the Company issued 4,000,000 shares of its common stock to its founders for cash of $400.

During July 2010, the Company closed a private placement for 850,000 common shares at a price of $0.05 per share. The Company received $42,500 of proceeds.

Common Stock

The Company is authorized to issue 100,000,000 common shares with a par value of $0.0001. As of December 31, 2010, there were 4,850,000 shares of common stock issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Each shareholder is entitled to receive the dividends as may be declared by the Company’s Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Company’s Directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of the Company’s Directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, the Company’s capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001.  As of December 31, 2010, there were no preferred shares issued and outstanding.  The Company’s board of Directors is authorized by the articles of incorporation to divide the authorized shares of the Company’s preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. The Company’s board of Directors is authorized, within any limitations prescribed by law and the Company’s articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

Warrants

There are no outstanding warrants to purchase the Company’s securities.

Stock Options

The Company has not granted any stock options. There are no options to purchase the Company’s securities outstanding. The Company may in the future establish an incentive stock option plan for its Directors, employees and consultants.

Registration Rights

The Company has not granted registration rights to the selling shareholders or to any other persons.

4.   SUBSEQUENT EVENTS

The Company evaluated subsequent events through, March 22, 2011, the date these financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements, except as follows:

In February 2011, the Company entered into a promissory note with Ruthy Navon, the Company's former Secretary. The promissory note was to repay $2,916 of advances from Ruthy Navon for working capital and operating expenses. The promissory note bore interest at the rate of 12% per annum and the principal and any accrued and unpaid interest was due and payable on August 15, 2011. The promissory note was repaid prior to March 22, 2011.

In February 2011, the Company entered into an independent contractor agreement with an unrelated third party, who has agreed to assist with bookkeeping and accounting duties. The Company has agreed to pay the contractor $20 USD per hour until March 2011 and then $23 USD per hour for services rendered after that date.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling shareholder.  All of the amounts shown are estimates.

SEC registration fees	$5	(1)
Legal and accounting fees	$20,000	(1)
Miscellaneous	$20,000	(1)
Total	$40,005	(1)

(1)   We have estimated these amounts.

Item 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and Directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Inventtech Inc.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and Directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Inventtech Inc., even if they are unsuccessful in defending that action, unless the officer or Director’s:

(a)	action or inaction constituted a breach of his fiduciary duties as a Director or officer; and

(b)	the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

However, with respect to actions brought by or on behalf of Inventtech Inc. against our officers or Directors, we are not permitted to indemnify our officers or Directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Inventtech Inc., unless, and only to the extent that, a court determines that the officers or Directors are entitled to be indemnified.

Our Articles and Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we shall not be required to indemnify any Director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law; (b) the proceeding was authorized by our Board of Directors; (c) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or (d) such indemnification is required to be made pursuant to the bylaws.

Item 15.   RECENT SALES OF UNREGISTERED SECURITIES

In June 2010, we sold 2,000,000 shares of common stock each to Mohamad Abdel Habi and Eiman Saleh (4,000,000 shares total), our President and Director, and Treasurer and Director, respectively, in consideration for $200 or $0.0001 per share each ($400 in aggregate). The shares were valued at $400 or $0.0001 per share, the par value of the common stock.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

In July 2010, we sold an aggregate of 850,000 shares of our common stock for aggregate consideration of $42,500 ($0.05 per share) to 36 offshore investors in connection with an offshore private placement.  We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 16.  EXHIBITS

The following Exhibits are filed with this prospectus:

Exhibit Number	Description
3.1(1)	Articles of Incorporation
3.2(1)	Bylaws
5.1*	Opinion of The Loev Law Firm, PC regarding the legality of the securities being registered
10.1(1)	Independent Contractor Agreement with NR Consulting Services
10.2(1)	Promissory Note with Ruthy Navon
23.1*	Consent of GBH CPAs, PC
23.2*	Consent of The Loev Law Firm, PC (Included in Exhibit 5.1)

* Filed herewith.

(1) Filed as Exhibits to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 24, 2011 and incorporated herein by reference.

Item 17.  UNDERTAKINGS

The undersigned company hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, executive officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(5)           In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, executive officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, executive officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Fureidis, Israel.

Inventtech Inc.

/s/ Mohammad Abdel Hadi
Mohammad Abdel Hadi, President and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: November 9 , 2011

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints (Mohamad Abdel Hadi) as his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Mohamad Abdel Hadi
Mohamad Abdel Hadi President and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: November 9 , 2011

/s/ Eiman Saleh
Eiman Saleh, Treasurer and Director
Dated: November 9 , 2011